Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-225276, No. 333-222382, No. 333-222381, No. 333-217572, No. 333-193625, No. 333-188725, No. 333-159416 and No. 333-225276 on Forms S-8 and No. 333-215481 on Form S-3 of CenterState Bank Corporation of our report dated March 4, 2019 relating to the consolidated financial statements of National Commerce Corporation and subsidiaries included as Exhibit 99.2 in this Current Report of CenterState Bank Corporation on Form 8-K on April 1, 2019.

/s/ Porter Keadle Moore, LLC

Atlanta, Georgia

April 1, 2019